UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 20, 2017

Africa Growth Corporation
 (Exact Name Of Registrant As Specified In Its Charter)

Commission File No.: 0-54414

Nevada	27-241387
(State of Incorporation)	(I.R.S. Employer Identification No.)

41 Cedar Avenue, 5th Floor, Hamilton, Bermuda	HM 12
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: +44 (0) 203 862 2922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Africa Growth Corporation (the "Registrant") is filing this Form 8-K for the purposes of disclosing an informal tortious interference against Africa International Capital Ltd (the entity being merged into the Registrant) and its real estate assets in Angola perpetrated by one or more private individuals and a local security firm (the "Trespassers"). As disclosed in the Definitive Information Statement on Schedule 14C filed by the Registrant on December 12, 2016 (the "DEFA14C"), the Registrant, through its impending ownership of Africa International Capital Ltd and its subsidiary entities (collectively, "AIC"), owns the real estate rights in the Isha Project and the Pina Project (comprising a total of 64 apartments and commercial space), both located in Luanda, Angola.

The Trespassers have trespassed on the real estate projects and continue to prevent the AIC's group of companies from exercising physical control over the properties. The AIC group has filed criminal complaints in Angola and taken appropriate and feasible measures to re-establish physical control and to ensure that collection of revenues as well as management of the Projects can continue unaffected. AIC is also pursuing resolution of the matter with the local law enforcement authorities and the United States Embassy in Angola. As a result of these efforts, AIC has been able to re-insert one of its key local managers back on the sites. Notwithstanding the trespassing, to date, the tenants' ability to use the properties has not been materially disrupted.

While the Trespassers have not been able to provide any legal rationale or other backup to their trespassing, AIC understands that the Trespassers' grievance relates to a contract pursuant to which entities associated with the Trespassers conveyed an interest in land to a previous owner of the land (no relation to AIC) in exchange for equity consideration. The Registrant's Angolan legal counsels have advised it that the Trespassers' position is spurious, wholly without merit and that both, ownership and title over the real state as well as the relevant corporate entities are fully valid as previously opined on.

The Registrant believes that the matter will eventually be resolved without material adverse consequences to the Registrant. However, as further disclosed by the Registrant in the DEFA14C, titles to property and real estate rights in Sub-Saharan Africa, such as Angola, as well as effectiveness of authorities may be inherently of higher risk than in countries where stronger property legislation is effective and where there is less risk of corruption. Acquisition and possession of title and public registers may be more open to risk than in many other countries, irrespective of any additional due diligence that may continue to be conducted by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Africa Growth Corporation

By:	/s/ Brenton Kuss
Name:	Brenton Kuss
Title:	Chief Financial Officer

Date: August 30, 2017